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                                                                    EXHIBIT 99.3

                       [COSTILLA ENERGY INC. LETTERHEAD]


NEWS FOR IMMEDIATE RELEASE

            COSTILLA ENERGY REPORTS CLOSING OF SALE TO LOUIS DREYFUS

MIDLAND, Texas, June 15, 2000 - Costilla Energy, Inc. reported today that the sale of its oil and gas assets to Louis Dreyfus Natural Gas Corp. (NYSE: LD) has been completed. The gross purchase price for the properties was $133.25 million, which is subject to certain adjustments called for in the Asset Purchase Agreement with Louis Dreyfus. Proceeds from the sale will be distributed to Costilla's creditors in accordance with an amended plan of reorganization which the Company anticipates filing with the U.S. Bankruptcy Court for the Western District of Texas as soon as possible.


Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Costilla Energy, Inc. to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the volatility of oil and gas prices; the Company's ability to replace its oil and gas reserves; the availability of capital resources; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and the ability of the Company to implement its business strategy. Additional information is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.